UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 17, 2017

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01         Completion of Acquisition or Disposition of Assets.

On May 17, 2017 (the “Closing”), ConocoPhillips (the “Company”) completed its previously announced sale to Cenovus Energy Inc. (“Cenovus”) of the Company’s 50 percent non-operated interest in the FCCL Partnership, the owner of the Foster Creek, Christina Lake and Narrows Lake oil sands projects in northeast Alberta (“FCCL”), as well as the majority of the Company’s western Canada gas assets (collectively called the “WCBU Assets”). The sale was completed pursuant to a Purchase and Sale Agreement with Cenovus, as amended as of May 16, 2017, which is included as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Total consideration received by the Company for the transaction was comprised of $12.4 billion in cash (after a downward adjustment of $600 million for amounts withheld and escrowed relating to certain environmental claims pending future resolution offset by an upward adjustment of $426 million for the return of cash from FCCL and other customary adjustments) and 208,000,000 common shares issued by Cenovus (“Share Consideration”). Additionally, for each quarter in the five years following the Closing in which the average quarterly Western Canadian Select (“WCS”) crude price exceeds CA$52.00 per barrel, Cenovus will make contingent payments to the Company in an amount equal to CA$6 million multiplied by the amount that the average quarterly WCS crude price exceeds CA$52.00 per barrel. The calculation includes an adjustment mechanism related to significant outages which may reduce the amount of the contingent payment. The contingent payments are uncapped.

In Canada, the Company has retained its operated 50 percent interest in the Surmont oil sands joint venture and its 100 percent operated interest in the Blueberry-Montney unconventional acreage position.

Item 7.01         Regulation FD.

On May 17, 2017, the Company issued a press release announcing completion of the previously announced disposition of FCCL and the WCBU Assets.  A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of ConocoPhillips have been derived from the Company’s historical consolidated financial statements and are being presented to give effect to the disposition of FCCL and the WCBU Assets.  The unaudited pro forma condensed consolidated balance sheet of ConocoPhillips as of March 31, 2017, and the unaudited pro forma condensed consolidated income statements of ConocoPhillips for the three months ended March 31, 2017 and the year ended December 31, 2016, and the related notes thereto, are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

2.1	—

Purchase and Sale Agreement, dated March 29, 2017, by and among ConocoPhillips Company, ConocoPhillips Canada Resources Corp., ConocoPhillips Canada Energy Partnership, ConocoPhillips Western Canada Partnership, ConocoPhillips Canada (BRC) Partnership, ConocoPhillips Canada E&P ULC, and Cenovus Energy Inc. (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed by ConocoPhillips on May 4, 2017).*

2.2	—

Asset Purchase and Sale Agreement Amending Agreement, dated as of May 16, 2017, by and among ConocoPhillips Company, ConocoPhillips Canada Resources Corp., ConocoPhillips Canada Energy Partnership, ConocoPhillips Western Canada Partnership, ConocoPhillips Canada (BRC) Partnership, ConocoPhillips Canada E&P ULC, and Cenovus Energy Inc.†

99.1	—	Unaudited pro forma condensed consolidated financial statements.

99.2	—	Press Release issued by ConocoPhillips on May 17, 2017.

*                                         ConocoPhillips has previously requested confidential treatment for certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  These portions have been omitted from the exhibit and submitted separately to the SEC.

†                                         The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ConocoPhillips agrees to furnish a copy of any schedule omitted from this exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Glenda M. Schwarz
Glenda M. Schwarz
Vice President and Controller

May 18, 2017

EXHIBIT INDEX

Exhibit
No.	Description

2.1

Purchase and Sale Agreement, dated March 29, 2017, by and among ConocoPhillips Company, ConocoPhillips Canada Resources Corp., ConocoPhillips Canada Energy Partnership, ConocoPhillips Western Canada Partnership, ConocoPhillips Canada (BRC) Partnership, ConocoPhillips Canada E&P ULC, and Cenovus Energy Inc. (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed by ConocoPhillips on May 4, 2017).*

2.2

Asset Purchase and Sale Agreement Amending Agreement, dated as of May 16, 2017, by and among ConocoPhillips Company, ConocoPhillips Canada Resources Corp., ConocoPhillips Canada Energy Partnership, ConocoPhillips Western Canada Partnership, ConocoPhillips Canada (BRC) Partnership, ConocoPhillips Canada E&P ULC, and Cenovus Energy Inc.†

99.1	Unaudited pro forma condensed consolidated financial statements.

99.2	Press Release issued by ConocoPhillips on May 17, 2017.

*                                         ConocoPhillips has previously requested confidential treatment for certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  These portions have been omitted from the exhibit and submitted separately to the SEC.

†                                         The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ConocoPhillips agrees to furnish a copy of any schedule omitted from this exhibit to the SEC upon request.